SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 27, 1999





                           PAMIDA HOLDINGS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Delaware                       1-10619              47-0696125
----------------------------           ------------         --------------
(State or other jurisdiction            (Commission         (IRS Employer
     of incorporation)                  File Number)        Identification
                                                               Number)




   8800 "F" Street, Omaha, Nebraska                     68127
----------------------------------------               ----------
(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code:  (402) 339-2400


ITEM 5. OTHER EVENTS.


     On April 27, 1999, the registrant issued a news release containing the following text:

          OMAHA, NEBRASKA, April 27, 1999-Pamida Holdings Corporation (ASE:PAM), noting increased activity in the Company's stock, announced today that it has received from a third party a proposal to acquire all of the Company's outstanding common stock. The Company is currently in discussions with the party making the proposal and also has received inquiries from another party regarding a possible business combination. The Company noted that there can be no assurance that any such transaction will be consummated or as to the terms or timing thereof.

          Pamida is a general merchandise retailer operating 150 stores in 15 Midwestern, North Central and Rocky Mountain states. A typical store includes a broad assortment of value-priced hardlines and softlines merchandise as well as consumables and a pharmacy.


                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 27, 1999.

                                        PAMIDA HOLDINGS CORPORATION

                                        By:/s/ Steven S. Fishman
                                           ---------------------------
                                           Steven S. Fishman, Chairman
                                           of the Board and Chief
                                           Executive Office